                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Dexterity Surgical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            DEXTERITY SURGICAL, INC.
                         12961 Park Central, Suite 1300
                            San Antonio, Texas 78216
                            Telephone: (210) 495-8787




                                   May 9, 2002




Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of the Stockholders of Dexterity Surgical, Inc. The Annual Meeting will be held Tuesday, June 4, 2002, at the Best Western Exton Hotel and Conference Center, 815 North Pottstown Pike, Exton, Pennsylvania 19341. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on Dexterity Surgical, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in Dexterity Surgical, Inc. and urge you to return your proxy card as soon as possible.


                                   Sincerely,

                                   /s/  Richard A. Woodfield

                                   Richard A. Woodfield
                                   President and Chief Executive Officer

                            DEXTERITY SURGICAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dexterity Surgical, Inc. (the "Company"), will be held on Tuesday, June 4, 2002, at 10:00 a.m., Eastern Time, at the Best Western Exton Hotel and Conference Center, 815 North Pottstown Pike, Exton, Pennsylvania 19341, for the following purposes:

                  (1) a proposal to elect four (4) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

                  (2) a proposal to ratify the appointment of Akin, Doherty, Klein & Feuge, a professional corporation, as independent auditors of the Company for the fiscal year ending December 31, 2002; and

                  (3) to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on April 30, 2002, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.


                                           By Order of the Board of Directors,

                                           /s/  Richard A. Woodfield

                                           RICHARD A. WOODFIELD
                                           President and Chief Executive Officer


San Antonio, Texas
May 9, 2002


                                   ----------


                                    IMPORTANT


         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            DEXTERITY SURGICAL, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON JUNE 4, 2002


GENERAL INFORMATION


         This Proxy Statement and the accompanying proxy are furnished to the stockholders of Dexterity Surgical, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on Tuesday, June 4, 2002, at 10:00 a.m., Eastern Time., at the Best Western Exton Hotel and Conference Center, 815 North Pottstown Pike, Exton, Pennsylvania 19341, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $.001 par value (the "Common Stock"), and shares of Preferred stock, $.001 par value ("Preferred Stock"). At the close of business on April 30, 2002 (the "Record Date"), there were outstanding and entitled to vote 12,121,492 shares of Common Stock and 2,445 shares of Preferred Stock. The holders of record of Common Stock or Preferred Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended December 31, 2001 has been or is being furnished with this Proxy Statement, which is being mailed on or about May 9, 2002, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the four nominees for director named herein and for ratification of the appointment of Akin, Doherty, Klein & Feuge, a professional corporation, as the Company's independent auditors for the fiscal year ending December 31, 2002. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 12961 Park Central, Suite 1300, San Antonio, Texas 78216.

         The holders of a majority of the total shares of Common Stock and Preferred Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Meeting is required for the election of directors and the affirmative vote of a majority of the total shares of Common Stock and Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Akin, Doherty, Klein & Feuge, a professional corporation, and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. With respect to all proposals other than the election of directors, an abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                            OWNERSHIP OF COMMON STOCK


Security Ownership of Principal Stockholders and Management


         The following table sets forth as of March 31, 2002, certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors and nominees for director, each executive officer named in the Summary Compensation Table (the "named executive officers") and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                                                AMOUNT AND NATURE OF
                                                                    BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                             OWNERSHIP               PERCENT(2)
---------------------------------------                         --------------------       ----------
TFX Equities, Inc.(3) ....................................           3,455,281(4)            25.85%

Renaissance Capital Growth & Income Fund III, Inc.(5) ....           2,222,308(6)            15.76%

Renaissance U.S. Growth & Income Trust, PLC(5) ...........           2,217,308(6)            15.73%

Christopher K. Black......................................             900,752(7)             7.21%

Richard A. Woodfield......................................             524,220(8)             4.15%

Randall K. Boatright......................................             274,300(9)             2.21%

Frederic C. Feiler, Jr....................................             347,660(10)            2.82%

Jeffrey H. Berg, Ph.D.....................................              47,500(11)            *

All executive officers and directors as a group
(four persons, which are the executive officers and
directors listed above)...................................           1,738,772(12)           13.05%

----------

*        Represents less than 1% of the issued and outstanding shares of Common
         Stock.

(1) Except as otherwise noted, the street address of the named beneficial owner is 12961 Park Central, Suite 1300, San Antonio, Texas 78216.

(2) Percentage is based on a total of 12,121,492 shares of Common Stock issued and outstanding on March 31, 2002.

(3) The address for such stockholder is 630 W. Germantown Pike, Suite 450, Plymouth Meeting, Pennsylvania 19462.

(4) Includes 942,820 shares of Common Stock issuable upon exercise of warrants and 300,000 shares of Common Stock issuable upon conversion of Preferred Stock.

(5) The address for such stockholder is 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206. Beneficial ownership is based solely on
         Schedule 13G reports filed with the Securities and Exchange Commission.

(6) Includes 1,316,282 shares of Common Stock issuable upon conversion of convertible debentures, 649,350 shares of Common Stock issuable upon conversion of Preferred Stock and 12,500 shares of Common Stock issuable upon exercise of a warrant.

(7) Includes 260,533 shares of Common Stock issuable upon exercise of warrants and 18,000 shares of Common Stock issuable upon exercise of an option. Also includes 100,000 shares of Common Stock issuable upon conversion of Preferred Stock to a company which Mr. Black serves as chief executive officer.

(8) Includes 475,000 shares of Common Stock issuable upon exercise of options and 29,220 shares of Common Stock issuable upon conversion of Preferred Stock.

(9) Includes 274,150 shares of Common Stock issuable upon exercise of options.

(10) Includes 175,000 shares of Common Stock issuable upon exercise of options and 51,591 shares of Common Stock issuable upon exercise of a warrant.

(11) Represents shares which Dr. Berg has the right to acquire upon the exercise of stock options.

(12) Includes 814,650 shares of Common Stock issuable upon the exercise of options held by executive officers or directors, 260,533 shares of Common Stock issuable upon the exercise of warrants beneficially owned by executive officers or directors and 129,220 shares of Common Stock issuable upon conversion of Preferred Stock held by executive officers or directors.

                          OWNERSHIP OF PREFERRED STOCK


SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


         The following table sets forth as of March 31, 2002, certain information with respect to the Company's Preferred Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Preferred Stock, each of its directors, the named executive officers and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         BENEFICIAL OWNERSHIP           PERCENT(2)
---------------------------------------                         --------------------           ----------
Renaissance Capital Growth & Income
  Fund III, Inc.(3).....................................               1,000                    40.90%

Renaissance U.S. Growth & Income
  Trust, PLC.(3) .......................................               1,000                    40.90%

TFX Equities, Inc. (4) .................................                 300                    12.27%

Christopher K. Black....................................                 100(5)                  4.09%

Richard A. Woodfield....................................                  45                     1.84%

Randall K. Boatright....................................                   0                     0%

Jeffrey H. Berg, Ph.D...................................                   0                     0%

Frederic C. Feiler, Jr..................................                   0                     0%

All executive officers and directors as a group
(four persons, which are the executive officers and
directors listed above).................................                 145(5)                  5.93%

----------

* Represents less than 1% of the issued and outstanding shares of Preferred Stock.

(1) Except as otherwise noted, the street address of the named beneficial owner is 12961 Park Central, Suite 1300, San Antonio, Texas 78216.

(2) Percentage is based on a total of 2,445 shares of Preferred Stock issued and outstanding on March 31, 2002.

(3) The address for such stockholder is 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206.

(4) The address for such stockholder is 630 W. Germantown Pike, Suite 450, Plymouth Meeting, Pennsylvania 19462.

(5) Includes shares held by Cuda Products Company, of which Mr. Black is the chief executive officer.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

         Four directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.



                                                                                                SERVED AS A
NAME                           AGE        POSITIONS AND OFFICES WITH THE COMPANY                DIRECTOR SINCE
----                           ---        --------------------------------------                --------------
Richard A. Woodfield           59         President, Chief Executive Officer and Director             1998

Randall K. Boatright           53         Executive Vice President, Chief Financial Officer,          1997
                                          Secretary and Director

Jeffrey H. Berg, Ph.D.         59         Director                                                    1995

Christopher K. Black           44         Director                                                    1999


----------

         Biographical information on these directors is set forth below under "Further Information - Board of Directors and Executive Officers."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock and Preferred Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The four director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

         The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of two non-employee directors: Jeffrey H. Berg, Ph.D. and Christopher K. Black. For more information regarding the Audit Committee, please see the Report of the Audit Committee on page 11.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and administers the Company's option plan. The Compensation Committee consists of two non-employee directors: Jeffrey H. Berg, Ph.D.and Christopher K. Black.

MEETINGS OF THE BOARD OF DIRECTORS

         During 2001, the Board of Directors met four times. The Audit Committee met three times during 2001 and the Compensation Committee took action on one occasion by unanimous written consent. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and Committees of which he was a member.

COMPENSATION OF DIRECTORS

         During 2001, each non-employee member of the Board of Directors received a stipend of $4,500. The members of the Board of Directors are also reimbursed for their travel expenses to and from the meetings. The Board of Directors adopted a Non-Employee Director Stock Option Plan (the "NEDSOP") in 1998, pursuant to which non-employee directors may be granted stock options to purchase Common Stock. The amount and exercise price of options granted under the NEDSOP are determined by a committee appointed by the Board of Directors to administer the NEDSOP. During 2001, each non-employee member of the Board of Directors received an option to acquire 8,000 shares of Common Stock under the NEDSOP.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS


PROPOSAL 2: PROPOSAL TO RATIFY THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, A PROFESSIONAL CORPORATION, AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

         The firm of Ernst & Young LLP, independent certified public accountants, served as the Company's independent accountants for the year ended December 31, 2001. On April 25, 2002 the Board of Directors, upon recommendation of its Audit Committee, dismissed Ernst & Young LLP ("E&Y") as the Company's independent accountants and appointed the firm of Akin, Doherty, Klein & Feuge, a professional corporation ("Akin Doherty"), to serve as independent public accountants of the Company for the fiscal year ending December 31, 2002. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Akin Doherty is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Akin Doherty, the Board of Directors may reconsider the appointment. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that the change would be in the best interests of the Company and its stockholders.

         Representatives of Akin Doherty and E&Y are not expected to be present at the Annual Meeting.

         Assuming the presence of a quorum, ratification of the appointment of Akin Doherty requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Preferred Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

         E&Y's reports on the Company's consolidated financial statements for the fiscal years 2001 and 2000 contained a qualified opinion as to the uncertainty of the Company to continue as a going concern.

         During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

         The Company provided E&Y with a copy of the foregoing disclosures. The response of E&Y stating their agreement with the foregoing disclosures was filed as an Exhibit on Form 8-K, which was filed on April 29, 2002.

         During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult Akin Doherty with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

         AUDIT FEES. Ernst & Young LLP billed aggregate fees of $54,600 for professional services rendered for (i) the audit of the Company's financial statements for the year ended December 31, 2001 and (ii) the review of the financial statements included in the Company's quarterly reports on Form 10-QSB filed with the Securities and Exchange Commission.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Ernst & Young LLP for professional services during 2001 in connection with financial information systems design and implementation.

         ALL OTHER FEES. The aggregate of all other fees billed by Ernst & Young LLP for professional services rendered during 2001 was $20,400. Those services included federal and state income tax compliance and return preparation.

         All audit and non-audit services provided by Ernst & Young LLP are approved by the Company's Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
            RATIFY THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, A PROFESSIONAL CORPORATION, AS INDEPENDENT AUDITORS OF THE
              COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

                               FURTHER INFORMATION


Board of Directors and Executive Officers


         Set forth below is information with respect to each director and executive officer of the Company as of March 31, 2002. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.



NAME                                                       AGE                       POSITION
----                                                       ---                       --------
Richard A. Woodfield..................................     59      President, Chief Executive Officer and
                                                                   Director

Randall K. Boatright..................................     53      Executive Vice President, Chief Financial
                                                                   Officer, Secretary and Director

Jeffrey H. Berg, Ph.D.(1)(2)..........................     59      Director

Christopher K. Black(1)(2)............................     44      Director

----------

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.


         RICHARD A. WOODFIELD has served as President and CEO of the Company since May 1998. Prior to joining the Company, he was managing partner and active in several ventures: Consultative Partnership, Finishing Equipment Company of California, and Keystone Group. Mr. Woodfield was formerly President of TFX Medical, a division of Teleflex Incorporated. He has served on a variety of for profit and non-profit Boards of Directors: The Crouse Group; Delaware Valley Industrial Council; Teleflex Incorporated; Tabor Children Services; and Package Machinery Company. Mr. Woodfield earned a BSME from the University of Missouri at Rolla.

         RANDALL K. BOATRIGHT has served as a director of the Company since February 1997. Mr. Boatright has also served as Vice President, Chief Financial Officer and Secretary of the Company since 1992 and in 1998 was named an Executive Vice President. From 1985 to 1992, Mr. Boatright served as Executive Vice President, Chief Financial Officer and Director of Abraxas Petroleum Corporation. Prior to that, Mr. Boatright practiced accounting with the firm of Coopers and Lybrand LLP. Mr. Boatright is a certified public accountant in Texas and Virginia.

         JEFFREY H. BERG, PH.D. has served as a director of the Company since March 1995, and has served as the President of Health Care Insights, a consulting firm specializing in health care companies, since January 1993. During 1992, Mr. Berg was a financial analyst covering the health care industry for The Chicago Corp, an investment bank. During 1990 and 1991, Mr. Berg was a financial analyst covering the health care industry for William K. Woodruff &Co., a Dallas-based investment bank. From 1987 to January 1990, he was the Vice President of Research specializing in the health care industry for J. C. Bradford & Co. Mr. Berg is currently a director of Bio-Imaging Technologies, Allou Health and Beauty Care, Inc. and L.O.M. Medical International.

         CHRISTOPHER K. BLACK is currently Chief Executive Officer of Sovereign Capital Group. He served as President of Dexterity Incorporated from January 1997 until its acquisition by the Company in March of 1999. Beginning in July 1996, Mr. Black served as Vice President of TFX Equities, Inc. From 1993 to 1996, Mr. Black served as a Vice President of TFX Medical, a division of Teleflex Incorporated.

         In connection with the acquisition by the Company of Dexterity Incorporated in March 1999, Christopher K. Black was elected to the Company's Board of Directors.

         All directors of the Company hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary, annual incentive compensation amounts and granting stock options under the Company's stock option plans.

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under its stock option plans.

         In 2001, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary, bonus and stock option grants.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

         Stock Option Plans

         The 2000 Employee Stock Compensation Plan permits the Company to make grants of stock options to employees and other key persons as part of the Company's overall incentive compensation program. The Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of stockholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the grantee's position with the Company and responsibility level.

         Compensation of Chief Executive Officer

         In 2001, the Compensation Committee structured the compensation package of Richard A. Woodfield, Chief Executive Officer of the Company, in the same manner and based upon the same criteria as the Company's other executive officers. It is the belief of the Compensation Committee that the Chief Executive Officer's total compensation packages for 2001 properly reflected their individual importance and contributions to the Company.

         Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Option Plan will not be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Committee, however, intends to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                             Jeffrey H. Berg, Ph.D.
                              Christopher K. Black

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

         o Reviewed and discussed the audited financial statements with management.

         o Discussed with the independent auditors the matters required to be discussed by SAS 61.

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

         o Considered whether the provision of non-audit services is compatible with maintaining the auditor's independence.

         o Based on the review and discussions above, recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.


The Board of Directors has determined that the members of the Audit Committee are independent in accordance with the applicable independence standards of the National Association of Securities Dealers. The Audit Committee has adopted a written charter. The charter was included as Exhibit A to last year's proxy statement and has not since been amended. The Audit Committee met three times in the last fiscal year.


                         MEMBERS OF THE AUDIT COMMITTEE:
                         Christopher K. Black, Chairman
                             Jeffrey H. Berg, Ph.D.

EXECUTIVE COMPENSATION


         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1999, 2000 and 2001 by the Company's Chief Executive Officer and the Company's other two most highly compensated executive officers who received in excess of $100,000 in salary and bonus from the Company during 2001.


                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                    ANNUAL COMPENSATION                AWARDS
                                          ------------------------------------      ------------
                                                                                     SECURITIES
                               FISCAL                             OTHER ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY        BONUS     COMPENSATION       OPTIONS(#)      COMPENSATION(1)
---------------------------    ------     ------        -----     ------------       -----------     ---------------
Richard A. Woodfield(2)...      2001     $175,000        $0             $0             75,000            $180
   President and Chief          2000     $175,000        $0             $0                  0            $453
   Executive Officer            1999     $175,000        $0             $0            100,000            $453


Randall K. Boatright......      2001     $165,692        $0             $0             75,000            $180
   Executive Vice President,    2000     $167,717        $0             $0                  0            $453
   Chief Financial Officer      1999     $162,600        $0             $0             75,000            $453
   and Secretary

Frederic C. Feiler(3).....      2001     $150,000        $0             $0             75,000            $180
   Vice President               2000     $150,542        $0             $0            100,000            $483

----------

(1)      Represents life insurance premiums paid by the Company.

(2) Mr. Woodfield only received $105,000 of his $175,000 salary during 2000.

(3) Mr. Feiler became an executive officer effective January 1, 2000 and resigned effective December 31, 2001.

                       STOCK OPTION GRANTS IN FISCAL 2001



         The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 2001




                                          INDIVIDUAL GRANTS
                             ------------------------------------------
                                                     % OF TOTAL OPTIONS
                             NUMBER OF SECURITIES        GRANTED TO         EXERCISE OR
                              UNDERLYING OPTIONS        EMPLOYEES IN        BASE PRICE     EXPIRATION
NAME                              GRANTED(#)             FISCAL 1999         ($/SHARE)        DATE
----                         --------------------    ------------------     -----------    ----------
Richard A. Woodfield                 75,000                 21.13%              0.14       01/02/2011

Randall K. Boatright                 75,000                 21.13%              0.14       01/02/2011

Frederic C. Feiler, Jr.(1)           75,000                 21.13%              0.14       01/02/2011

There were no other grants to executive officers during fiscal 2001.

----------

(1)  Mr. Feiler resigned effective December 31, 2001.



  AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES





         The following table provides information related to options exercised by the named executive officers of the Company during fiscal 2001 and the number and value of options held at fiscal year end.

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-
                                                                 UNDERLYING UNEXERCISED           THE-MONEY OPTIONS AT
                                                                  OPTIONS AT FY-END(#)                FY-END($)(1)
                                                               ---------------------------    ----------------------------
                         SHARES ACQUIRED
                            UPON OPTION         VALUE
        NAME               EXERCISE (#)       REALIZED($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
--------------------     ---------------      -----------      -----------   -------------    -----------   -------------
Richard A. Woodfield             0                 $0            387,500        137,500           $0             $0

Randall K. Boatright             0                 $0            242,900         62,500           $0             $0

Frederic C. Feiler, Jr.          0                 $0            175,000              0           $0             $0

----------

(1)      Closing sales price of our common stock at December 31, 2001 was $0.01.

PERFORMANCE GRAPH

         The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from January 1, 1997 through December 31, 2001, to the NASDAQ Index and to a Peer Group of other public companies over the same period. The Peer Group is comprised of the following companies: AMBI, Inc., Aronex Pharmaceuticals, CYTRX Corporation, Immunogen, Inc., IVAX Corporation, Lifecell Corporation, and VasoMedical, Inc. The graph assumes that the value of the investment in the Company's Common Stock and each Index was $100 at January 1, 1997, and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

                      COMPARISON OF CUMULATIVE TOTAL RETURN


FISCAL YEAR ENDING

COMPANY                                    1996              1997            1998            1999            2000            2001
-------                                    ----             ------          ------          ------          ------          ------
Dexterity Surgical, Inc.                    100             116.67           51.85           38.89            4.15            0.44

Peer Group                                  100              67.85          110.67          227.07          507.13          344.16

NASDAQ Market Index                         100             122.32          172.52          304.29          191.25          152.46


         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS


         The Company and Richard A. Woodfield are parties to an employment agreement whereby Richard A. Woodfield receives approximately $175,000 per annum as well as a bonus based upon the achievement of goals agreed upon by the parties, the performance of the Company's stock price and the earnings of the Company. The agreement with Richard A. Woodfield expires May 10, 2002. As an inducement to enter into such agreement, the Company granted Mr. Woodfield non-qualified stock options for up to 350,000 shares of Common Stock, which vest over time.


         The Company and Randall K. Boatright are parties to an employment agreement whereby Randall K. Boatright currently receives $160,000 per annum as well as an annual discretionary bonus. The agreement with Randall K. Boatright expires May 10, 2003. As an inducement to enter into such agreement, the Company granted Mr. Boatright non-qualified stock options for up to 50,000 shares of Common Stock, which vest over time. Mr. Boatright's employment agreement provides, in part, that if he is terminated without cause, he is entitled to receive his base salary for up to 2 years following the termination of the employment agreement. The employment agreement also provides, in part, that in the event Mr. Boatright is terminated following a change of control of the Company, Mr. Boatright shall receive, at his discretion, either (a) his base salary for up to 2 years after the termination of the Agreement or (b) a lump sum payment equal equal to the amount of his base salary for up 2 years after the Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors served on the Board of Directors' Compensation Committee during 2001: Jeffrey H. Berg, Ph.D. and Christopher K. Black.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) reports applicable to its directors, executive officers and greater than 10 percent beneficial owners were filed on a timely basis.

                              CERTAIN TRANSACTIONS

         Pursuant to a private placement which occurred in July and August 2000, the Company issued to TFX Equities, Inc., a business development subsidiary of Teleflex, Inc. and Cuda Products Company, whose chief executive officer is a director of the Company, an aggregate of 400 shares of Series C Cumulative Convertible Preferred Stock, $.001 par value ("Series C Preferred Stock") for aggregate proceeds of $400,000. The Company used such proceeds for working capital. The annual dividends on the Series C Preferred Stock are cumulative at a rate of $80 per share. The Series C Preferred Stock is currently convertible into shares of Common Stock at a conversion price of $1.00 per share, for an aggregate of 400,000 shares of Common Stock. The conversion price for the Series C Preferred Stock is subject to downward adjustment in the event the Company sells shares of Common Stock, or securities convertible into shares of Common Stock, at a per share price less than $1.00. The holders of Series C Preferred Stock, are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company, and the affirmative vote of the holders of 66 2/3% of the votes entitled to be cast by the holders of the Series C Preferred Stock is required in order to amend the Company's Certificate of Incorporation or Bylaws to materially affect the rights of the holders of Series C Preferred Stock, including authorizing and creating a class of stock having rights prior to or senior to the Series C Preferred Stock. In the event two quarterly dividends payable on the Series C Preferred Stock are in arrears, the holders of the Series C Preferred Stock, by a majority vote, shall be entitled to designate two additional directors to serve on the Company's Board of Directors.

         On June 29, 2000, the Company announced it had signed an exclusive agreement under which Weck Closure Systems (WCS) will distribute the Dexterity(R) Pneumo Sleeve(R) and the Dexterity(R) Protractor(R) in the United States. The agreement also covers international distribution except in those areas for which Dexterity has signed previous exclusive sales and distribution agreements still in effect. Under the terms of the agreement, WCS (a unit of Teleflex Incorporated) is required to purchase certain minimum quantities. Also, per the agreement, WCS and the Company will combine elements of both sales forces under the WCS umbrella. The Company and WCS will continue as separate business entities. In June 2001, the Company and WCS amended the agreement which adjusted various aspects of the contract to more accurately reflect current existing market conditions. Effective July 1, 2001, WCS continues its exclusive right to distribute the Dexterity Protractor, however, WCS will distribute the Dexterity Pneumo Sleeve on a non-exclusive basis. Also, certain guaranteed minimum purchase requirements by WCS, which originally were scheduled to expire December 31, 2001, are extended until December 31, 2003.

                        PROPOSALS FOR NEXT ANNUAL MEETING

         The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2003 annual meeting of stockholders is January 9, 2003. After March 25, 2003, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2003 annual meeting of stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                          By order of the Board of Directors,

                                          /s/  Richard A. Woodfield

                                          RICHARD A. WOODFIELD
                                          President and Chief Executive Officer


San Antonio, Texas
May 9, 2002

                                     PROXY

                            DEXTERITY SURGICAL, INC.


             PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JUNE 4, 2002


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          Please mark, sign, date and return in the enclosed envelope.


         The undersigned stockholder of Dexterity Surgical, Inc. (the "Company") hereby appoints Richard A. Woodfield and Randall K. Boatright, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 4, 2002, at the Best Western Exton Hotel and Conference Center, 815 North Pottstown Pike, Exton, Pennsylvania 19341 and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:



(1)      ELECTION OF DIRECTORS

         o        FOR                      o           WITHHOLD AUTHORITY

         all nominees listed below         to vote for all nominees listed below
         (except as marked below)


         Randall K. Boatright    Richard A. Woodfield    Jeffrey H. Berg, Ph. D.
         Christopher K. Black


         INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                         NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT
                         NOMINEE'S NAME AS SET FORTH ABOVE.

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, A PROFESSIONAL CORPORATION, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

         o  FOR                    o  AGAINST                o  ABSTAIN

(3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

all as more particularly described in the Proxy Statement dated May 9, 2002, relating to such meeting, receipt of which is hereby acknowledged.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.



                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature of Stockholder(s)


                                        Please sign your name exactly as it
                                        appears hereon. Joint owners must each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give your full title as it appears hereon.

                                        Dated                           , 2002.
                                              --------------------------


                                      -2-